UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2008

Staples, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17586	04-2896127
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of Principal Executive Offices)	(Zip Code)

508-253-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 1, 2008, Staples, Inc. (“Staples”) as borrower entered into a Credit Agreement (the “Agreement”) with the lenders named therein (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent (the “Administrative Agent”), Bank of America, N.A. and HSBC Bank USA, National Association, as co-syndication agents, and Lehman Brothers Inc., as lead arranger and bookrunner.

The Agreement provides for borrowing of a maximum principal amount of up to $3,000,000,000 during the commitment period, which begins on the earlier of (i) the date of initial funding under the Agreement (which date shall be no later than February 17, 2009) or (ii) the initial date Staples issues commercial paper in anticipation of its purchase of outstanding shares of Corporate Express N.V., and continues until the date 364 days after the initial funding under the Agreement, unless earlier terminated pursuant to the terms of the Agreement.  The new credit facility may only be used by Staples to finance the proposed acquisition of Corporate Express N.V., including related transaction fees, costs and expenses, and for backup for any potential commercial paper program.  Closing of the credit facility is contingent on certain customary closing conditions.

Amounts borrowed under the Agreement may be borrowed, repaid and reborrowed from time to time during the commitment period, with the aggregate principal amount of the loans outstanding not to exceed the maximum borrowing amount. Outstanding loans under the Agreement may be prepaid without penalty or premium, except that any full or partial repayment of loans bearing interest under the Eurocurrency rate may only be made on the last day of the relevant interest period or Staples must pay the cost and expense incurred by the Lenders as a result of the timing of the repayment. The maximum borrowing amount may be reduced from time to time according to the terms of the Agreement and no reduction to the maximum borrowing amount may be reinstated.

Borrowings made pursuant to the Agreement will bear interest, payable quarterly or, if earlier, at the end of any interest period, at either (a) the base rate (the higher of the prime rate, as defined in the Agreement, or the federal funds rate plus 0.50%) plus an “applicable margin,” defined as a percentage spread based on Staples’ credit rating or (b) the Eurocurrency rate (a publicly published rate) plus a different “applicable margin,” also defined as a percentage spread based on Staples’ credit rating.  The applicable margin for each base rate loan and Eurocurrency rate loan increases periodically, as set forth in the Agreement. The payments under the Agreement are guaranteed by the same subsidiaries of Staples that guarantee Staples’ publicly issued notes and its existing revolving credit facility.

Under the Agreement, Staples agrees to pay a commitment fee, payable quarterly, at rates that range from 0.080% to 0.175% based on Staples’ credit rating.

The Agreement contains customary affirmative and negative covenants for credit facilities of this type which are consistent with those contained in Staples’ $750 million revolving credit agreement, including limitations on Staples and its subsidiaries with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, disposition of assets, sale-leaseback transactions, subordinated debt, and transactions with affiliates.  The Agreement also contains financial covenants that require Staples to maintain a minimum fixed charge coverage ratio of 1.5:1.0 and a maximum adjusted funded debt to total capitalization ratio of 0.75:1.0.

The Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to comply with certain covenants, any material representation or warranty made by Staples proving to be false in any material respect, defaults relating to other indebtedness of at least $50,000,000 in the aggregate or related to a failure to make required payments under certain benefit plans, certain insolvency or receivership events affecting Staples or its subsidiaries or a change in control of Staples (as defined in the Agreement).  The Agreement provides additional grace periods for events connected to the proposed acquisition of Corporate Express N.V.

In the event of a default by Staples, the Administrative Agent may, and at the request of the requisite number of Lenders will, declare all obligations under the Agreement immediately due and payable, terminate the Lenders’ commitments to make loans under the Agreement, and enforce any and all rights of the Lenders or Administrative Agent under the Agreement and related documents. For certain events of default related to insolvency and receivership, the commitments of Lenders will be automatically terminated and all outstanding obligations of Staples will become immediately due and payable.

Certain of the Lenders party to the Agreement, and their respective affiliates, have performed, and may in the future perform for Staples and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Agreement and related matters is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference.

Item 8.01  Other Events.

On April 1, 2008, Staples issued a press release announcing that it had entered into the credit agreement described in Item 1.01 in this Current Report on Form 8-K in connection with its proposal to acquire the outstanding shares of Corporate Express N.V.  The press release is attached as Exhibit 99.1 to this Current Report and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAPLES, INC.

Date: April 1, 2008	/s/ Kristin A. Campbell
Kristin A. Campbell Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement dated as of April 1, 2008 by and among Staples, Inc., the lenders named therein, Lehman Commercial Paper Inc., as administrative agent, Bank of America, N.A. and HSBC Bank USA, National Association, as co-syndication agents, and Lehman Brothers Inc., as lead arranger and bookrunner.

99.1	Staples, Inc. press release dated April 1, 2008.